Exhibit 99.1

Exhibit 99.1

1 North Brentwood Boulevard	Phone: 314.854.8000
15th Floor	Fax: 314.854.8003
St. Louis, Missouri 63105
www.Belden.com
News Release

Belden Announces €300 Million Private Offering of
Senior Subordinated Notes

St. Louis, Missouri – July 14, 2021 - Belden Inc. (NYSE: BDC), a leading global supplier of specialty networking solutions, today announced that, subject to market conditions, it intends to offer €300 million in aggregate principal amount of senior subordinated notes due 2031 (the “Notes”) for sale to eligible purchasers in a private offering (the “Notes Offering”).

Belden intends to use the net proceeds from the Notes Offering along with cash on hand to fund the redemption in full of its 2.875% senior subordinated notes due 2025 (the “2025 Notes”), pursuant to the terms of the Indenture relating to the 2025 Notes.

The Notes to be offered have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws; and unless so registered, the Notes may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Notes are expected to be eligible for resale to qualified institutional buyers under Rule 144A and non-U.S. persons under Regulation S.

This announcement shall not constitute an offer to sell or a solicitation of an offer to buy any of the Notes, nor shall there be any sale of the Notes in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. This announcement shall not constitute a notice of redemption regarding the 2025 Notes.

In connection with the Notes Offering, the initial purchasers may engage in stabilizing transactions with a view to supporting the market price of the Notes at a level higher than that which might otherwise prevail. Any such stabilization action must be conducted in accordance with all applicable laws and rules.

About Belden
Belden Inc., a global leader in high-quality, end-to-end signal transmission solutions, delivers a comprehensive product portfolio designed to meet the mission-critical network infrastructure needs of industrial and enterprise markets. With innovative solutions targeted at reliable and secure transmission of rapidly growing amounts of data, audio and video needed for today’s applications, Belden is at the center of the global transformation to a connected world. Founded in 1902, the company is headquartered in St. Louis, USA, and has manufacturing capabilities in North and South America, Europe and Asia.

Forward-Looking Statements
This release and any statements made by us concerning the subject matter of this release may contain forward-looking statements. In some cases these statements are identifiable through the use of words such as “anticipate,” “believe,” “estimate,” “forecast,” “guide,” “expect,” “intend,” “plan,” “project,” “target,” “can,” “could,” “may,” “should,” “will,” “would” and similar expressions. Forward-looking statements reflect management’s current beliefs and expectations and are not guarantees of future performance. Actual results may differ materially from those suggested by any forward-looking statements for a number of reasons. The forward-looking statements involve risks and uncertainties that affect operations, financial performance and other factors, as discussed in filings with the Securities and Exchange Commission (“SEC”).

For a more complete discussion of risk factors, please see our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 16, 2021. Although the content of this release represents our best judgment as of the date of this release based on information currently available and reasonable assumptions, we give no assurances that the expectations will prove to be accurate. Deviations from the expectations may be material. For these reasons, Belden cautions readers to not place undue reliance on these forward-looking statements, which speak only as of the date made. Belden disclaims any duty to update any forward-looking statements as a result of new information, future developments, or otherwise, except as required by law.

MiFID II professionals/ECPs-only/No PRIIPs KID
Manufacturer target market (MIFID II and MiFIR product governance) is eligible counterparties and professional clients only (all distribution channels). No PRIIPs key information document (KID) has been prepared as not available to retail in European Economic Area or the United Kingdom.

Belden, Belden Sending All The Right Signals, and the Belden logo are trademarks or registered trademarks of Belden Inc. or its affiliated companies in the United States and other jurisdictions. Belden and other parties may also have trademark rights in other terms used herein.

Contact:
Belden Investor Relations
314-854-8054
Investor.Relations@Belden.com